                                                                 EXHIBIT 11

              STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                    HISTORICAL
                     ----------------------------------------
                                       NINE MONTHS ENDED
                                          (UNAUDITED)
                                  ---------------------------
                     DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30,
                         1995         1995          1996
                     ------------ ------------- -------------
Net Income:
 As reported.....     $   10,913   $    7,062    $   10,061
Pro forma
adjustment:
 Consolidation
 Transactions/Public
 Offering........
 The Merger......
 Pro forma net
 income..........
Applicable common
shares:
 Average
 outstanding
 common shares
 during the
 period..........     11,354,705   11,354,705    12,219,128
 Outstanding
 stock options
 (a).............                                   102,631
 Conversion of
 AVCOM common
 shares based
 upon an
 anticipated
 closing date of
 the Merger of
 February 7,
 1997............
                      ----------   ----------    ----------
 Adjusted
 weighted average
 number of common
 and common share
 equivalents
 outstanding.....     11,354,705   11,354,705    12,321,759
                      ----------   ----------    ----------
Net income per
common share.....     $     0.96   $     0.62    $     0.82
                      ==========   ==========    ==========
Pro forma net
income per common
share............
                                               PRO FORMA (UNAUDITED)
                     -----------------------------------------------------------------------------
                                                               NINE MONTHS ENDED
                                               ---------------------------------------------------
                        DECEMBER 31, 1995         SEPTEMBER 30, 1995        SEPTEMBER 30, 1996
                     ------------------------- ------------------------- -------------------------
                     CONSOLIDATION             CONSOLIDATION             CONSOLIDATION
                     TRANSACTIONS/             TRANSACTIONS/             TRANSACTIONS/
                        INITIAL                   INITIAL                   INITIAL
                        PUBLIC                    PUBLIC                    PUBLIC
                       OFFERING    THE MERGER    OFFERING    THE MERGER    OFFERING    THE MERGER
                     ------------- ----------- ------------- ----------- ------------- -----------
Net Income:
 As reported.....     $   10,913   $   10,913   $    7,062   $    7,062   $   10,061   $   10,061
Pro forma
adjustment:
 Consolidation
 Transactions/Public
 Offering........         (1,250)      (1,250)        (730)        (730)      (1,308)      (1,308)
 The Merger......                       1,040                     1,274                    (1,974)
                      ----------   ----------   ----------   ----------   ----------   ----------
 Pro forma net
 income..........     $    9,663   $   10,703   $    6,332   $    7,606   $    8,753   $    6,779
                      ----------   ----------   ----------   ----------   ----------   ----------
Applicable common
shares:
 Average
 outstanding
 common shares
 during the
 period..........     17,392,205   17,392,205   17,392,205   17,392,205   17,392,205   17,392,205
 Outstanding
 stock options
 (a).............                                                            102,631      102,631
 Conversion of
 AVCOM common
 shares based
 upon an
 anticipated
 closing date of
 the Merger of
 February 7,
 1997............                      843,942                   843,942                   843,942
                     -----------   -----------  -----------  -----------  -----------  -----------
 Adjusted
 weighted average
 number of common
 and common share
 equivalents
 outstanding.....     17,392,205    18,236,147   17,392,205   18,236,147   17,494,836   18,338,778
                     -----------   -----------  -----------  -----------  -----------  -----------
Net income per
common share.....
Pro forma net
income per common
share............    $      0.56   $      0.59  $      0.36  $      0.42  $      0.50  $      0.37
                     ===========   ===========  ===========  ===========  ===========  ===========
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(a) Based on the treasury stock method.